Exhibit 99.1

Contact: Mark Polzin (314) 982-1758

or John Hastings (314) 982-8622

EMERSON SALES TOP $20 BILLION IN 2006;

EARNINGS PER SHARE OF $4.48

Quarterly dividend increased 18 percent to $0.525 per share,

2-for-1 stock split declared

•	Fourth Quarter Sales up 19 percent to $5.5 billion
•	Fourth Quarter Earnings per Share of $1.29, up 28 percent
•	Operating Cash Flow for 2006 of $2.5 billion, up 15 percent
•	Return on Total Capital of 18.4 percent, up 290 basis points from fiscal 2005

ST. LOUIS, November 7, 2006 – Emerson (NYSE: EMR) today announced record net sales for fiscal 2006 of $20.1 billion, an increase of 16 percent from the prior year. Sales for the fourth quarter ended September 30, 2006 were $5.5 billion, an increase of 19 percent over the $4.6 billion reported in the same period last year. The Company achieved underlying sales growth in the quarter of 11 percent, which excludes increases of 6 percent for acquisitions and 2 percent for favorable exchange rates.

“The sales performance for both the year and the fourth quarter was exceptional,” said Emerson Chairman, Chief Executive Officer and President David N. Farr. “Customer adoption of our technologies has been strong all year, and our global platforms enabled Emerson to capture accelerating growth outside the United States during the fourth quarter.”

Earnings per share in the fourth quarter of $1.29 represented an increase of 28 percent over the $1.01 achieved in the fourth quarter of 2005. The

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earnings increase was driven primarily by leverage on higher sales volumes and benefits from prior cost reduction activities. Results in the fourth quarter of 2006 included a pretax gain of $31 million, or $0.05 per share, related to the sale during the quarter of the Buehler materials testing business. This business had been part of the Industrial Automation segment.

For fiscal 2006 earnings per share rose 32 percent to $4.48 from the $3.40 reported in 2005. In 2005, the Company recognized a tax expense of $63 million, or $0.15 per share, related to repatriation of foreign earnings under the American Jobs Creation Act. Excluding this expense, 2006 earnings per share increased 26 percent over 2005.

“Emerson had a great year in 2006 and achieved some significant milestones,” Farr said. “Our long-term focus on growth platforms has paid off as revenue exceeded the $20 billion mark for the first time. This year also marked the 50th consecutive year of dividend increases for the Company. We are proud of these accomplishments and the value creation they have generated for our shareholders over many years.”

Balance Sheet / Cash Flow

Operating cash flow was $2.5 billion in 2006, a 15 percent increase from 2005. Of this record operating cash flow, 63 percent was returned to shareholders during the year in the form of dividends and share repurchases. Managing increasing working capital needs as our business expands is an important element of cash management. Emerson saw continued improvement in working capital efficiency as the average days-in-the-cash-cycle improved from 71 days in fiscal 2005 to 65 days in fiscal 2006. Return on total capital, a key measure of earnings and balance sheet performance, increased by 290 basis points to 18.4 percent in 2006.

“Emerson maintains a sharp focus on having a strong and flexible balance sheet. Generating significant amounts of cash and putting that cash to the proper use is at the heart of how we create value for our shareholders,” Farr said.

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Fiscal 2006 Operating Highlights

Process Management’s strong performance continued in 2006 as sales increased 16 percent to $4.9 billion. Underlying sales growth was 13 percent, led by 15 percent growth in the United States and Asia and 20 percent growth in Latin America. Reported sales included a 3 percent positive impact from acquisitions. Emerson Process Management continued to be recognized as the industry technology leader in 2006 as it was again named the best supplier of process management technologies in the CONTROL magazine’s Readers’ Choice Awards and was recognized by Frost & Sullivan as the Industrial Automation and Process Control Company of the Year. Margins for this business expanded by 200 basis points to 18.0 percent, driven primarily by leverage on sales volume increases.

Industrial Automation experienced another strong year as global capital spending remained favorable for these businesses. Total sales were $3.8 billion, an increase of 16 percent versus the prior year. Underlying sales growth was 11 percent, with balanced growth from the United States (12 percent), Europe (10 percent) and Asia (13 percent). Reported sales growth included a positive acquisition impact of 6 percent and an unfavorable currency impact of 1 percent. The margin for this segment was 15.1 percent, an increase of 80 basis points from 2005. The margin improvement reflects primarily leverage on higher sales and benefits from prior cost reduction activities.

Network Power sales were $4.4 billion in 2006, an increase of 31 percent versus the prior year. Underlying sales growth was 21 percent with the strongest growth coming from Asia (37 percent) and the United States (22 percent). Reported sales growth included a positive acquisition impact of 10 percent. End markets were strong across this segment with particular strength in the computing and data-center markets, which led to strong growth in the AC power system and precision cooling businesses. The margin for this segment was 11.1 percent, a 10 basis point decline versus the prior year. The margin decrease was primarily the result of dilution from acquisitions.

Climate Technologies sales for the year increased 13 percent to $3.4 billion. Underlying sales growth was 13 percent with the strongest growth

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coming from the United States (14 percent) and Europe (20 percent). The Copeland Scroll™ compressor was a main driver of growth for this segment as it continued to provide energy efficiency benefits to customers in heating, ventilation and air-conditioning applications around the world. The 2006 margin for this segment was 15.3 percent, a 40 basis point improvement from 2005. Sales volume leverage and cost reduction activity were able to offset the unfavorable impact of commodity and other inflation.

Appliance and Tools achieved sales of $4.3 billion, an increase of 8 percent which included underlying sales growth of 6 percent. The growth was led by strength in the tools and storage businesses and modest growth from the motors and appliance component businesses. Reported sales included a favorable impact of 2 percent from acquisitions. The margin for this segment was 12.8 percent, a decrease of 50 basis points as significant material costs and other inflation could not be offset by price increases and cost reductions.

Dividend Increase and 2-for-1 Stock Split

The Board of Directors has voted to increase the quarterly cash dividend from forty-four and one-half cents ($0.445) to fifty-two and one-half cents ($0.525) per share of common stock, payable December 11, 2006 to shareholders of record on November 17, 2006. This represents an increase of 18 percent.

The Board of Directors also approved a 2-for-1 stock split in the form of a 100 percent stock dividend. The stock dividend will be payable December 11, 2006 to shareholders of record on November 17, 2006. The cash dividend will be paid on a pre-split basis.

“Emerson is committed to delivering value to our shareholders,” Farr said. “By increasing our cash returns to shareholders and paying a stock dividend, we make ownership of Emerson shares more attractive to a broader base of investors.”

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Fiscal 2007 Outlook

The outlook for Emerson remains positive moving into fiscal 2007. Many of Emerson’s end markets remain strong, but a moderation in growth rates is expected when compared to 2006. Underlying sales growth for fiscal 2007 is expected to be in the range of 5 to 7 percent. Reported sales growth is expected to be in the range of 7 to 11 percent. Based on this level of sales growth, the Company expects to generate 2007 earnings per share growth in the range of 12 to 15 percent above the $4.48 per share earned in 2006.

First-quarter 2007 comparisons with prior year results will be affected by two key factors that were disclosed during the first quarter of 2006. Restructuring expense was unusually low during the first quarter of 2006, which benefited earnings in that period by approximately $0.03 per share. Also, the Climate Technologies business experienced unusually strong demand as a result of customer order patterns before the implementation of new energy efficiency standards, which also benefited earnings by approximately $0.03 per share.

Upcoming Investor Events

On Tuesday, November 7, 2006, at 4:30 p.m. EST (3:30 p.m. CST), Emerson senior management will discuss the fourth quarter and fiscal year results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the Web site. Details of upcoming events will be posted as they occur in the Investor Relations Calendar of Events on the corporate Web site.

On November 8, 2006, David N. Farr will present at the Robert W. Baird Industrial Conference in Chicago, Illinois. The presentation will begin at 11:05 a.m. EST and conclude at approximately 11:35 a.m. EST. All interested parties may listen to the live Web cast via the Internet by going to the Investor Relations

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area of Emerson’s Web site at www.gotoemerson.com/financial and completing a brief registration form. A replay of the Web cast will be available for approximately one week at the same location on the Web site.

On Friday morning, February 9, 2007, Emerson senior management will host Emerson’s annual investment community update meeting in New York City. Additional details will be available in December.

Forward-Looking and Cautionary Statements

Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company’s most recent Form 10-K filed with the SEC.

The Company expects to file the Form 10-K including audited financial statements within the next 30 days.

(tables attached)

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TABLE 1

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Quarter Ended September 30,		Percent
	2005	2006	Change

Net sales	$4,643	$5,516	19%
Less: Costs and expenses
Cost of sales	2,974	3,531
SG&A expenses	923	1,107
Other deductions, net	76	47
Interest expense, net	51	56
Earnings before income taxes	619	775	25%
Income taxes	200	249
Net earnings	$419	$526	26%

Diluted avg. shares outstanding (millions)	414.9	408.0

Diluted earnings per common share	$1.01	$1.29	28%

	Quarter Ended September 30,
	2005	2006
Other deductions, net
Rationalization of operations	$28	$31
Amortization of intangibles	7	15
Other	41	27
Gains, net	—	(26)
Total	$76	$47

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TABLE 2

EMERSON AND SUBSIDIARIES

CONSOLIDATED OPERATING RESULTS

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Year Ended September 30,		Percent
	2005	2006	Change

Net sales	$17,305	$20,133	16%
Less: Costs and expenses
Cost of sales	11,122	12,965
SG&A expenses	3,595	4,099
Other deductions, net	230	178
Interest expense, net	209	207
Earnings before income taxes	2,149	2,684	25%
Income taxes	727	839
Net earnings	$1,422	$1,845	30%

Diluted avg. shares outstanding (millions)	418.9	412.2

Diluted earnings per common share	$3.40	$4.48	32%

	Year Ended September 30,
	2005	2006
Other deductions, net
Rationalization of operations	$110	$84
Amortization of intangibles	28	47
Other	118	115
Gains, net	(26)	(68)
Total	$230	$178

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TABLE 3

EMERSON AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(DOLLARS IN MILLIONS)

	September 30,
	2005	2006
Assets
Cash and equivalents	$1,233	$810
Receivables, net	3,256	3,716
Inventories	1,813	2,222
Other current assets	535	582
Total current assets	6,837	7,330
Property, plant & equipment, net	3,003	3,220
Goodwill	5,479	6,013
Other	1,908	2,109

	$17,227	$18,672

Liabilities and Stockholders’ Equity
Short-term borrowings and current maturities of long-term debt	$970	$898
Accounts payable	1,841	2,305
Accrued expenses	1,839	1,933
Income taxes	281	238
Total current liabilities	4,931	5,374
Long-term debt	3,128	3,128
Other liabilities	1,768	2,016
Stockholders’ equity	7,400	8,154

	$17,227	$18,672

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TABLE 4

EMERSON AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2005	2006
Operating Activities
Net earnings	$1,422	$1,845
Depreciation and amortization	562	607
Changes in operating working capital	110	(152)
Pension funding	(124)	(124)
Other	217	336
Net cash provided by operating activities	2,187	2,512

Investing Activities
Capital expenditures	(518)	(601)
Purchases of businesses, net of cash and
equivalents acquired	(366)	(752)
Other	(12)	137
Net cash used in investing activities	(896)	(1,216)

Financing Activities
Net increase in short-term borrowings	320	89
Proceeds from long-term debt	251	6
Principal payments on long-term debt	(625)	(266)
Dividends paid	(694)	(730)
Purchases of treasury stock	(668)	(862)
Other	15	32
Net cash used in financing activities	(1,401)	(1,731)

Effect of exchange rate changes on cash and equivalents	(3)	12

Decrease in cash and equivalents	(113)	(423)

Beginning cash and equivalents	1,346	1,233

Ending cash and equivalents	$1,233	$810

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TABLE 5

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS)

	Quarter Ended September 30,
	2005	2006
Sales
Process Management	$1,168	$1,402
Industrial Automation	821	1,008
Network Power	941	1,252
Climate Technologies	825	901
Appliance and Tools	1,020	1,102
	4,775	5,665
Eliminations	(132)	(149)
Net Sales	$4,643	$5,516

	Quarter Ended September 30,
	2005	2006
Earnings
Process Management	$203	$291
Industrial Automation	120	153
Network Power	131	118
Climate Technologies	115	141
Appliance and Tools	137	138
	706	841
Differences in accounting methods	38	48
Corporate and other	(74)	(58)
Interest expense, net	(51)	(56)
Earnings before income taxes	$619	$775

	Quarter Ended September 30,
	2005	2006
Rationalization of operations
Process Management	$6	$8
Industrial Automation	3	3
Network Power	6	10
Climate Technologies	6	3
Appliance and Tools	7	7
Total Emerson	$28	$31

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TABLE 6

EMERSON AND SUBSIDIARIES

SEGMENT SALES AND EARNINGS

(DOLLARS IN MILLIONS)

	Year Ended September 30,
	2005	2006
Sales
Process Management	$4,200	$4,875
Industrial Automation	3,242	3,767
Network Power	3,317	4,350
Climate Technologies	3,041	3,424
Appliance and Tools	4,008	4,313
	17,808	20,729
Eliminations	(503)	(596)
Net Sales	$17,305	$20,133

	Year Ended September 30,
	2005	2006
Earnings
Process Management	$671	$878
Industrial Automation	464	569
Network Power	373	484
Climate Technologies	453	523
Appliance and Tools	534	550
	2,495	3,004
Differences in accounting methods	145	176
Corporate and other	(282)	(289)
Interest expense, net	(209)	(207)
Earnings before income taxes	$2,149	$2,684

	Year Ended September 30,
	2005	2006
Rationalization of operations
Process Management	$20	$14
Industrial Automation	15	12
Network Power	35	19
Climate Technologies	15	14
Appliance and Tools	24	25
Corporate	1	—
Total Emerson	$110	$84

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TABLE 7

Reconciliations of Non-GAAP Financial Measures

The following reconciles each non-GAAP measure with the most directly comparable GAAP measure (dollars in millions):

		4Q 2006	Fiscal 2006
Net Sales
Underlying Sales (Non-GAAP)		11%	12%
Foreign Currency Translation		2 pts	– pts
Acquisitions		6 pts	4 pts
Net Sales		19%	16%

Expected
Fiscal 2007
Underlying Sales (Non-GAAP)			5 – 7%
Foreign Currency Translation / Acq. / Div.			2 – 4 pts
Net Sales			7 – 11%

Excl. Tax
	2005	Tax	Impact
	Reported	Impact(1)	(Non-GAAP)
Fiscal Year 2005 Excluding Tax Charge
Diluted earnings per common share	$ 3.40	$ 0.15	$ 3.55
Fiscal Year 2006 percent increase	32%		26%

(1)Tax expense of $63 million relating to repatriation of foreign earnings under American Jobs Creation Act.

All amounts above are GAAP financial measures except as noted.

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